Resonant Inc. Reports Third Quarter 2018 Financial Results
and Provides Business Update

GOLETA, CA - November 13, 2018 - Resonant Inc. (NASDAQ: RESN), a leader in transforming the way radio frequency, or RF, front-ends are being designed and delivered for mobile handset and wireless devices, today announced financial results for the quarter ended September 30, 2018 and provided an update on its operational progress.

Third Quarter Highlights

◦	Reached a total of 16 devices accepted by customers as meeting their expectations, up from 14 in Q2 2018.

◦	Continued validation of the latest extension of the company’s Infinite Synthesized Network (ISN®) platform into Bulk Acoustic Wave (BAW).

▪	Received first development wafers validating initial technical assumptions announced in Q2 2018.

▪	Paves the way for Resonant to participate in 5G, the next generation of wireless communications and the fastest growing, high value end of the mobile market.

◦	ISN module PMTxTM, deployed in Q2 2018 to first customer, successfully used on more than 100 development wafers to validate capability and aide in manufacturing.

Recent Highlights

◦	Named Martin McDermut as Chief Financial Officer.

◦	Momentum continues with 17th device accepted by customer, on track to reach 20 by year end.

◦	Revenue trajectory accelerates as two new devices started shipping.

▪	Total of six devices have now shipped for royalty revenues, on track to reach 10 by year end.

▪	Notably, first fabless customer is now shipping and generating royalties.

◦	New ISN Module ISN COMPARETM provides real-time comparative analytics and guides Resonant designers to optimize against competitors' designs to yield strong wins for customers.

◦	Continued validation of the latest extension of the company’s ISN platform into BAW.

▪	Introduced Resonant’s new 5G filter breakthrough technology, XBARTM, at the IEEE International Ultrasonics Symposium (IUS) in Japan.

▪	Furthered Resonant's ability to develop devices above 3 GHz, which is ideal for 5G.

"The mobile market demands a rapidly increasing number of RF filters and utilizing our ISN software platform, we believe we deliver designs that are faster, better and cheaper for our customers, enabling them to compete more effectively in the market," stated George B. Holmes, CEO of Resonant. "We have spent the past three years gaining the trust of our customers and I am invigorated by our continued progress building out all major segments of our royalty generation funnel.

"Moreover, the recent expansion of our ISN software platform uniquely positions Resonant to support 5G and deliver better phones for consumers. We believe this advancement will significantly expand the market opportunity for all of our customers, the revenue opportunity for Resonant and drive an increase in value for our shareholders."

For the Third Quarter ended September 30, 2018, Resonant recorded:

•	Revenue of $115,000, compared to $124,000 for the second quarter of 2018.

•	Royalty of $30,000.

•	Research and development expenses of $3.6 million, compared to $3.3 million for the second quarter of 2018.

•	General and administrative expenses of $3.0 million , compared to $2.8 million for the second quarter of 2018.

•	Operating loss of $6.5 million, compared to $6.1 million for the second quarter of 2018.

•
Net loss of $6.3 million, or $(0.23) per share, based on 27.0 million weighted average shares outstanding, compared to net loss of $6.0 million, or $(0.22) per share, based on 26.7 million weighted average shares outstanding for the second quarter of 2018.

•	Non-GAAP, adjusted EBITDA of $(4.9) million, or $(0.18) per fully diluted share, compared to $(4.2) million, or $(0.16) per fully diluted share for the second quarter in 2018.

•	Cash, cash equivalents and investments of $26.4 million, compared to $31.1 million at June 30, 2018 and $19.5 million for December 31, 2017.

In the first half of 2018, Resonant received net proceeds of $21.2 million from a public offering, after deducting the underwriting discount and offering expenses.

Conference Call
Management will host an investor conference call today at 1:30 p.m. PST (4:30 p.m. EST) to discuss Resonant’s third quarter 2018 financial results, provide a corporate update, and conclude with a Q&A from participants.

Management will be using a presentation during the investor conference call. Participants may access the presentation by going to the Events section of the company’s IR website.

Conference Call and Webcast
Date: Tuesday, November 13, 2018
Time: 1:30 p.m. Pacific standard time (4:30 p.m. Eastern standard time)
U.S. Dial-in: 1-877-423-9813
International Dial-in: 1-201-689-8573
Conference ID: 13684706
Webcast: RESN Q3 2018 Webcast

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through December 13, 2018. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 13684706. A webcast will also be available for 90 days on the IR section of the Resonant website or by clicking here: RESN Q3 2018 Webcast.

Note about Non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

About Resonant Inc.
Resonant (NASDAQ: RESN) is transforming the market for RF front-ends (RFFE) by disrupting the RFFE supply chain through the delivery of solutions that leverage our Infinite Synthesized Network (ISN) software tools platform, capitalize on the breadth of our IP portfolio, and are delivered through our services offerings. In a market that is critically constrained by limited designers, tools and capacity, Resonant addresses these critical problems by providing customers with ever increasing design efficiency, reduced time to market and lower unit costs. Customers leverage Resonant’s disruptive capabilities to design cutting edge filters and modules, while capitalizing on the added stability of a diverse supply chain through Resonant’s fabless ecosystem-the first of its kind. Working with Resonant, customers enhance the connectivity of current mobile devices, while preparing for the demands of emerging 5G applications.

To learn more about Resonant, view the series of videos published on its website that explain Resonant's technologies and market positioning:

•	Infinite Synthesized Networks, ISN® Explained

•	What is an RF Filter?

•	RF Filter Innovation

•	Transforming the Mobile Filter Supply Chain

For more information, please visit www.resonant.com.

Resonant uses its website (https://www.resonant.com) and LinkedIn page (https://www.linkedin.com/company/resonant-inc-/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Resonant may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company’s website and its social media accounts in addition to following the company’s press releases, SEC filings, public conference calls, and webcasts.

About Resonant’s ISN Technology
Resonant can create designs for difficult bands, modules and other complex RF Front End requirements that we believe have the potential to be manufactured for half the cost and developed in half the time of traditional approaches. ISN is a suite of proprietary mathematical methods, software design tools and network synthesis techniques that enable us to explore a much larger set of possible design solutions that regularly incorporate our proprietary technology. We then quickly deliver design simulations to our customers, which they manufacture or have manufactured by one of our foundry partners. These improved solutions still use Surface Acoustic Wave (SAW) or Temperature Compensated Surface Acoustic Wave (TC-SAW) manufacturing methods and perform as well as those using higher cost manufacturing methods such as Bulk Acoustic Wave (BAW). Resonant's method delivers excellent predictability, enabling achievement of the desired product performance in roughly half as many turns through the fab. In addition, because Resonant's models are fundamental, integration with its foundry and fab customers is seamless because its models speak the "fab language" of basic material properties and dimensions.

Safe Harbor / Forward-Looking Statements
This press release contains forward-looking statements, which include the following subjects, among others: the status of filter designs under development, the capabilities of our filter designs and software tools, the timing and amount of future revenues, and our views on future financial performance and market share. Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, the following: our limited operating history; our ability to complete designs that meet customer specifications; the ability of our customers (or their manufacturers) to fabricate our designs in commercial quantities; our customers’ ability to sell products incorporating our designs to their OEM customers; changes in our expenditures and other uses of cash; the ability of our designs to significantly lower costs compared to other designs and solutions; the risk that the intense competition and rapid technological change in our industry renders our designs less useful or obsolete; our ability to find, recruit and retain the highly skilled personnel required for our design process in sufficient numbers to support our growth; our ability to manage growth; and general market, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.

Investor Relations Contact:
Moriah Shilton, LHA Investor Relations 1-415-433-3777 RESN@lhai.com

Resonant Inc.
Condensed Consolidated Balance Sheets

	September 30, 2018	December 31, 2017
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$17,470,000	$19,524,000
Investments held-to-maturity	8,884,000	—
Other current assets	449,000	686,000
TOTAL CURRENT ASSETS	26,803,000	20,210,000
PROPERTY AND EQUIPMENT, NET	1,780,000	1,354,000
TOTAL NONCURRENT ASSETS	2,463,000	2,196,000
TOTAL ASSETS	$31,046,000	$23,760,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$2,478,000	$2,958,000
Other current liabilities	187,000	143,000
TOTAL CURRENT LIABILITIES	2,665,000	3,101,000
TOTAL LONG-TERM LIABILITIES	57,000	11,000
STOCKHOLDERS’ EQUITY
Common stock	27,000	20,000
Additional paid-in capital	114,000,000	88,447,000
Accumulated other comprehensive income loss	(12,000)	(7,000)
Accumulated deficit	(85,691,000)	(67,812,000)
TOTAL STOCKHOLDERS’ EQUITY	28,324,000	20,648,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$31,046,000	$23,760,000

Resonant Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30, 2018	Three Months Ended June 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
REVENUE	$115,000	$124,000	$106,000	$396,000	$482,000
OPERATING EXPENSES
Research and development	3,584,000	3,347,000	2,336,000	10,185,000	6,956,000
General and administrative	3,002,000	2,833,000	1,978,000	8,500,000	6,939,000
TOTAL OPERATING EXPENSES	6,586,000	6,180,000	4,314,000	18,685,000	13,895,000
NET OPERATING LOSS	(6,471,000)	(6,056,000)	(4,208,000)	(18,289,000)	(13,413,000)
OTHER INCOME, NET
Interest and investment income	177,000	98,000	14,000	323,000	39,000
Other income (expense)	8,000	(2,000)	(6,000)	4,000	(7,000)
TOTAL OTHER INCOME, NET	185,000	96,000	8,000	327,000	32,000
LOSS BEFORE INCOME TAXES	(6,286,000)	(5,960,000)	(4,200,000)	(17,962,000)	(13,381,000)
Benefit from income taxes	(11,000)	(8,000)	(16,000)	(19,000)	(40,000)
NET LOSS	$(6,275,000)	$(5,952,000)	$(4,184,000)	$(17,943,000)	$(13,341,000)
NET LOSS PER SHARE – BASIC AND DILUTED	$(0.23)	$(0.22)	$(0.28)	$(0.73)	$(0.94)
Weighted average shares outstanding — basic and diluted	27,006,046	26,679,503	14,757,688	24,645,658	14,233,774

Resonant Inc.
Reconciliation of Non-GAAP Information
(Unaudited)

	Three Months Ended September 30, 2018	Three Months Ended June 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017

Net loss (GAAP)	$(6,275,000)	$(5,952,000)	$(4,184,000)	$(17,943,000)	$(13,341,000)
Add (subtract) the following items:
Interest income	(177,000)	(98,000)	(14,000)	(323,000)	(39,000)
Stock compensation R&D	686,000	816,000	324,000	2,033,000	900,000
Stock compensation G&A	682,000	811,000	342,000	1,925,000	1,124,000
Depreciation and amortization R&D	184,000	177,000	135,000	535,000	400,000
Depreciation and amortization G&A	26,000	18,000	37,000	65,000	154,000
Benefit from income taxes	(11,000)	(8,000)	(16,000)	(19,000)	(40,000)
Adjusted EBITDA (non-GAAP)	$(4,885,000)	$(4,236,000)	$(3,376,000)	$(13,727,000)	$(10,842,000)
NET EBITDA PER SHARE – BASIC AND DILUTED (non-GAAP)	$(0.18)	$(0.16)	$(0.23)	$(0.56)	$(0.76)
Weighted average shares outstanding — basic and diluted	27,006,046	26,679,503	14,757,688	24,645,658	14,233,774